Exhibit 99.1

BriaCell Reports Unprecedented Anti-Tumor Activity of its Next Generation Personalized Breast and Prostate Cancer Immunotherapies in Tumor Models at the 2023 SITC Annual Meeting; FDA Greenlights Bria-OTS™ IND

●	BriaCell demonstrates unprecedented broad immune system activation in tumor models by BriaCell’s next generation breast and prostate cancer immunotherapies
●	Data supports further development of BriaCell’s next generation personalized immunotherapy platform with potent anti-tumor activity and favorable safety profile
●	FDA authorizes Bria-OTS™ Investigational New Drug Application (IND) opening the path to the clinic

PHILADELPHIA and VANCOUVER, British Columbia, November 3, 2023— BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, is pleased to report unprecedented activity of its next generation, personalized, off-the-shelf, cell-based breast and prostate cancer immunotherapies at the 2023 Society for Immunotherapy of Cancer (SITC) annual meeting. These novel immunotherapies have been shown to activate the immune system through multiple mechanisms including adaptive responses of naïve (resting) T cells and innate responses of dendritic cells and natural killer (NK) cells leading to enhanced clinical efficacy and prevention of immune escape.

BriaCell’s current lead candidate, Bria-IMT™, has enhanced efficacy in human leucocyte (HLA) matched patients (LINK) and led to the development of Bria-OTS™, an off the shelf personalized immunotherapy providing HAL matched targeting to >99% of the US population.

“We are extremely excited with our findings confirming unprecedented immune system responses to our novel next generation breast and prostate cancer immunotherapies - designed with additional immune activating components for superior efficacy,” stated Dr. William V. Williams, BriaCell’s President & CEO. “We expect our novel immunotherapies to boost the immune system in cancer patients leading to tumor destruction. We believe that our technology represents a significant advancement in the field of oncology and personalized immunotherapy.”

BriaCell’s poster presentation highlights the development details and activities of BriaCell’s next generation off-the-shelf personalized immunotherapies for breast and prostate cancers.

Abstract Title: Development and Mechanism of Action of a Novel Cellular Immunotherapeutic Platform for the Treatment of Advanced Solid Tumors

Abstract Number: 419

Location: San Diego Convention Center, San Diego, CA

Session Date and Time: Friday November 3, 2023 9:00 AM - 6:00 PM

Immune system activation by BriaCell’s next generation personalized off-the-shelf immunotherapy

BriaCell has developed next generation, cell-based, personalized immunotherapies, Bria-OTS+™ (for breast cancer) and Bria-PROS+™ (for prostate cancer) that produce immune system activating molecules e.g., antigen presenting cell components and granulocyte macrophage colony stimulating factor (GM-CSF), as well as newly added immune system activating factors such as costimulatory molecules and cytokines.

Potential advantages of BriaCell’s next generation personalized off-the-shelf immunotherapies include:

●	Precision Therapy: Bria-OTS+™ cell lines are precisely matched to individual patients based on their HLA antigens, encompassing over 99% of the U.S. population. This personalized approach would provide optimal compatibility and effectiveness of cancer immunotherapy.

●	Favorable Safety Profile: Bria-OTS+™ therapies are expected to avoid the severe and potentially life-threatening adverse events often associated with current treatments.

●	Rapid, Cost-Effective Treatments: BriaCell OTS+™ therapies are produced for “off-the-shelf” use. This novel approach allows for the immediate administration of immunotherapy following standard patient HLA genotyping. This streamlined process eliminates individualized manufacturing requirements and may offer efficient and cost-effective personalized treatment options to cancer patients in need.

●	Potent Immune System Activation: BriaCell’s data has shown unprecedented broad immune system responses to the next generation immunotherapies compared with those of the earlier formulation. Additionally, our findings confirmed that both Bria-OTS+™ and Bria-PROS+™activate multiple components of the immune system through direct activation of naïve (resting) T- cells as well as activation of Natural killer (NK) cells via production of immune activating molecules including CD86 (a co-stimulatory molecule).

●	Platform Technology: These findings support further development of BriaCell’s platform of next-generation cancer immunotherapies for multiple cancer types, focusing initially on breast, and prostate cancers.

In summary, BriaCell’s novel next generation personalized immunotherapy delivers broad immune responses against various solid tumor models via multiple immune activating mechanisms. BriaCell’s cell-based immunotherapies may offer superior efficacy in addition to favorable safety profiles in cancer patients. Importantly, the off-the-shelf (i.e., premanufactured) nature of our immunotherapy may shorten the time to receive cancer treatment, and perhaps prevent disease progression in cancer patients. BriaCell expects the administration of personalized BRIA-OTS+™ and BRIA-PROS+™ immunotherapies, following a rapid and routine HLA test, to provide safe and effective treatment options for cancer patients. These findings support BriaCell’s strategy to further develop this approach as a platform technology with broad applications for multiple cancers.

A copy of the poster will be posted at the following: https://briacell.com/scientific-publications/.

In separate news, FDA has stated that BriaCell may proceed with the clinical study of Bria-OTS™. This opens the path to the clinic for Bria-OTS™, the first generation of BriaCell’s personalized off-the-shelf cellular immunotherapy for breast cancer.

“We are gratified that the FDA has opened our IND for the first generation of Bria-OTS™,” stated Dr. William Williams. “This will enable us to begin the process of initiating the clinical study of Bria-OTS™ and will provide a roadmap for the introduction of the advanced versions of our personalized off-the-shelf cellular immunotherapies for breast cancer, prostate cancer and other cancers. Given the very exciting data presented at the SITC meeting, we believe that these immunotherapies have the potential to be a game-changer in the field of cancer treatments.”

About BriaCell Therapeutics Corp.

BriaCell is an immuno-oncology-focused biotechnology company developing targeted and effective approaches for the management of cancer. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Examples of forward-looking statements in this news release include statements that the Company makes regarding: further development of BriaCell’s next generation personalized immunotherapy platform with broad applications for multiple cancers; whether BriaCell’s novel immunotherapies may boost the immune system in cancer patients leading to tumor destruction; whether BriaCell’s technology represents a significant advancement in the field of oncology and personalized immunotherapy; any potential advantages of BriaCell’s next generation personalized off-the-shelf immunotherapies (for example: precision therapy, favorable safety profile, rapid and cost-effective treatments, potent immune system activation, and the development of the platform technology); whether BriaCell’s cell-based immunotherapies may offer superior efficacy in addition to favorable safety profiles in cancer patients; whether the off-the-shelf (i.e., premanufactured) nature of BriaCell’s immunotherapy may shorten the time to receive cancer treatment, and perhaps prevent disease progression in cancer patients; the expectation that the administration of personalized BRIA-OTS+™ and BRIA-PROS+™ immunotherapies, following a rapid and routine HLA test, may provide safe and effective treatment options for cancer patients; whether BriaCell may begin the process of initiating the clinical study of Bria-OTS™; and whether BriaCell’s immunotherapies have the potential to be a game-changer in the field of cancer treatments.

Forward-looking statements are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO
1-888-485-6340
info@briacell.com

Media Relations:

Jules Abraham
Director of Public Relations
CORE IR
917-885-7378
julesa@coreir.com

Investor Relations Contact:

CORE IR
investors@briacell.com